UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2013 (July 18, 2013)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 18, 2013 the Board of Directors of Southern Copper Corporation (“SCC” or the “Corporation”) appointed Mr. Edgard Corrales as Vice President, Exploration.  Mr. Corrales replaces Mr. Remigio Martinez, who had been the Corporation’s Vice President, Exploration since April 2002.  Mr. Martinez resigned because he is retiring at the end of July 2013.  There were no disagreements with SCC or management.  The Company expressed its gratitude and recognition to Mr. Martinez for his valuable services to the Corporation.

Mr. Corrales has been working with the Peruvian Branch of SCC since 1983 in various positions, including as senior geologist of the Toquepala mine,  head of the geology department of the Cuajone mine and manager of the exploration department of the Peruvian Branch of SCC.  Currently he is Exploration Director of the Peruvian Branch of SCC and general manager of SCC’s Branch in Chile.  Mr. Corrales has a degree in geology and engineering from the University of Arequipa, Peru and has followed specialized studies at the Catholic University of Caracas, Venezuela and the MacKay School of Mines at the University of Reno, Nevada.  He has also completed extensive studies in management at various universities in Peru.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raul Jacob
Name:	Raul Jacob
Title:	Vice President, Finance and Chief Financial Officer

Date: July 23, 2013